Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 of Registration Statement No. 333-12365 of Seneca Foods Corporation on Form S-8 of our report dated May 21,1999, appearing in this Annual Report on Form 10-K of Seneca Foods Corporation for the year ended March 31, 1999.

/s/Deloitte & Touche LLP

Rochester, New York
June 23, 1999